HEI Exhibit 99

NEWS RELEASE
August 7, 2023
Contact:	Mateo Garcia	Telephone: (808) 543-7300
	Director, Investor Relations	E-mail: ir@hei.com
HEI REPORTS SECOND QUARTER 2023 RESULTS

2Q23 Net Income of $54.6M and Diluted Earnings Per Share (EPS) of $0.50
Utility Progressing Clean Energy Transition and Executing Well on Capital Plan
Bank Results Reflect Solid Credit Quality, Strong Capital Position and Ample Liquidity

HONOLULU - Hawaiian Electric Industries, Inc. (NYSE - HE) (HEI) today reported consolidated net income for common stock for the second quarter of 2023 of $54.6 million and EPS of $0.50 compared to $52.5 million and EPS of $0.48 for the second quarter of 2022.
“We executed well across the enterprise at both our utility and bank this quarter despite a challenging operating environment,” said Scott Seu, HEI president and CEO.
“Our utility grew net income to $45.3 million, and although operations and maintenance expenses were elevated during the quarter, we expect some of those expenses to moderate in the second half of the year, with full year expenses still expected to be within annual revenue adjustment (ARA) allowed levels. The utility is executing well on its capital plan, ensuring the reliability and resilience of our system as we progress our clean energy transition.
“American Savings Bank (ASB) delivered solid results for the quarter and grew net income to $20.2 million despite macro headwinds impacting the banking sector. Credit quality remains strong, indicative of the continued strength and resilience of Hawaii’s economy, consumers, and businesses. ASB’s capital position remains healthy, with liquidity of approximately three times uninsured or uncollateralized deposits. The bank’s loyal and long-tenured deposit base demonstrates the value of ASB’s customer relationships,” said Seu.
HAWAIIAN ELECTRIC COMPANY EARNINGS1
Hawaiian Electric Company’s (Hawaiian Electric) net income for the second quarter of 2023 was $45.3 million, compared to $44.1 million in the second quarter of 2022, with the increase primarily driven by the following after-tax items:
1 Note: Utility amounts indicated as after-tax in this earnings release are based upon adjusting items using a current year composite statutory tax rate of 25.75%.

•$11 million higher revenues, consisting of $7 million from the ARA mechanism, $2 million from the fossil fuel cost risk-sharing mechanism, $1 million from the major project interim recovery (MPIR) mechanism, and $1 million from a one-time true-up of billable costs; and
•$2 million higher allowance for funds used during construction (AFUDC) related to increased capital expenditures.
These items were partially offset by the following after-tax items:
•$9 million in higher operations and maintenance expenses, including $4 million from higher transmission and distribution expenses, $2 million in higher outside services costs, and $3 million in other expenses, including increased labor and employee benefits costs and higher facilities expenses;
•$2 million higher interest expense due to increased borrowings; and
•$1 million higher depreciation expense due to increasing investments to integrate more renewable energy and improve customer reliability and system efficiency.

AMERICAN SAVINGS BANK EARNINGS
ASB’s second quarter 2023 net income was $20.2 million, compared to $18.6 million in the first quarter of 2023 and $17.5 million in the second quarter of 2022. The increase in net income compared to the linked quarter was primarily due to higher noninterest income, a lower provision for credit losses and lower noninterest expense, partially offset by lower net interest income. The increase in net income compared to the prior year quarter was primarily due to higher noninterest income, a lower provision for credit losses and higher net interest income, partially offset by higher noninterest expense.
Total earning assets as of June 30, 2023 were $9.2 billion, up approximately 0.6% from December 31, 2022.
Total loans were $6.1 billion as of June 30, 2023, up 2.7% from December 31, 2022, reflecting growth across most of the portfolio.
Total deposits were $8.2 billion as of June 30, 2023, a decrease of 0.08% from December 31, 2022. Core deposits declined 2.8%, while certificates of deposits increased 33.3%. As of June 30, 2023, 86% of our deposits were F.D.I.C. insured or fully collateralized, up slightly from 85% as of March 31, 2023, with approximately 79% of deposits F.D.I.C. insured. For the second quarter of 2023, the average cost of funds was 0.83%, up 17 basis points versus the linked quarter and up 78 basis points versus the prior year quarter.

ASB’s return on average equity was 16.2%, compared to 15.5% in the linked quarter and 12.2% in the second quarter of 2022. Return on average assets was 0.84% for the second quarter of 2023, compared to 0.78% in the linked quarter and 0.76% in the prior year quarter.
In the second quarter of 2023, ASB paid dividends of $11.0 million to HEI. ASB had a Tier 1 leverage ratio of 7.8% as of June 30, 2023.
Please refer to ASB’s news release issued on July 28, 2023 for additional information on ASB.

HOLDING AND OTHER COMPANIES
The holding and other companies’ net loss was $10.9 million in the second quarter of 2023 compared to $9.1 million in the second quarter of 2022. The higher net loss compared to the prior year quarter was primarily due to higher interest expense.

BOARD DECLARES QUARTERLY DIVIDEND
On August 3, 2023, HEI announced that the Board of Directors declared a quarterly cash dividend of $0.36 per share, payable on September 8, 2023 to shareholders of record at the close of business on August 18, 2023 (ex-dividend date is August 17, 2023). This quarterly dividend is equivalent to an annual rate of $1.44 per share. Dividends have been paid on an uninterrupted basis since 1901. At the indicated annual dividend rate and based on the closing price per share on August 3, 2023 of $37.72, HEI’s dividend yield is 3.8%.

WEBCAST AND CONFERENCE CALL TO DISCUSS EARNINGS AND 2023 GUIDANCE
HEI will conduct a webcast and conference call to review its consolidated results and 2023 earnings guidance and outlook today at 10:15 a.m. Hawaii time (4:15 p.m. Eastern).
To listen to the conference call, dial 1-833-470-1428 (U.S.) or +1-929-526-1599 (international) and enter passcode 910697. Parties may also access presentation materials and/or listen to the conference call by visiting the conference call link on HEI’s website at www.hei.com under “Investor Relations,” sub-heading “News and Events — Events and Presentations.”
A replay will be available online and via phone. The online replay will be available on HEI’s website about two hours after the event. An audio replay will also be available about two hours after the event through August 21, 2023. To access the audio replay, dial 1-929-458-6194 (U.S.) or +44-204-525-0658 (international) and enter passcode 380478.

HEI and Hawaiian Electric Company, Inc. (Hawaiian Electric) intend to continue to use HEI’s website, www.hei.com, as a means of disclosing additional information; such disclosures will be included in the Investor Relations section of the website. Accordingly, investors should routinely monitor the Investor Relations section of HEI’s website, in addition to following HEI’s, Hawaiian Electric’s and ASB’s press releases, HEI’s and Hawaiian Electric’s Securities and Exchange Commission (SEC) filings and HEI’s public conference calls and webcasts. Investors may sign up to receive e-mail alerts via the “Investor Relations” section of the website. The information on HEI’s website is not incorporated by reference into this document or into HEI’s and Hawaiian Electric’s SEC filings unless, and except to the extent, specifically incorporated by reference.
Investors may also wish to refer to the Public Utilities Commission of the State of Hawaii (PUC) website at dms.puc.hawaii.gov/dms to review documents filed with, and issued by, the PUC. No information on the PUC website is incorporated by reference into this document or into HEI’s and Hawaiian Electric’s SEC filings.

ABOUT HEI
The HEI family of companies provides the energy and financial services that empower much of the economic and community activity of Hawaii. HEI’s electric utility, Hawaiian Electric, supplies power to approximately 95% of Hawaii’s population and is undertaking an ambitious effort to decarbonize its operations and the broader state economy. Its banking subsidiary, ASB, is one of Hawaii’s largest financial institutions, providing a wide array of banking and other financial services and working to advance economic growth, affordability and financial fitness. HEI also helps advance Hawaii’s sustainability goals through investments by its non-regulated subsidiary, Pacific Current. For more information, visit www.hei.com.

FORWARD-LOOKING STATEMENTS
This release may contain “forward-looking statements,” which include statements that are predictive in nature, depend upon or refer to future events or conditions, and usually include words such as “will,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “predicts,” “estimates” or similar expressions. In addition, any statements concerning future financial performance, ongoing business strategies or prospects or possible future actions are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties and the accuracy of assumptions concerning HEI and its subsidiaries, the performance of the industries in which they do business and economic, political and market factors, among other things. These forward-looking statements are not guarantees of future performance.
Forward-looking statements in this release should be read in conjunction with the “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” discussions (which are incorporated by reference herein) set forth in HEI’s Annual Report on Form 10-K for the year ended December 31, 2022 and HEI’s other periodic reports that discuss important factors that could cause HEI’s results to differ materially from those anticipated in such statements. These forward-looking statements speak only as of the date of the report, presentation or filing in which they are made. Except to the extent required by the federal securities laws, HEI, Hawaiian Electric, ASB and their subsidiaries undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME DATA
(Unaudited)

	Three months ended June 30		Six months ended June 30
(in thousands, except per share amounts)	2023	2022	2023	2022
Revenues
Electric utility	$794,191	$818,873	$1,624,552	$1,527,665
Bank	96,885	75,324	190,742	150,439
Other	4,609	1,410	8,628	2,571
Total revenues	895,685	895,607	1,823,922	1,680,675
Expenses
Electric utility	720,566	747,719	1,475,052	1,382,916
Bank	72,017	53,401	142,354	98,486
Other	10,123	7,819	20,019	13,329
Total expenses	802,706	808,939	1,637,425	1,494,731
Operating income (loss)
Electric utility	73,625	71,154	149,500	144,749
Bank	24,868	21,923	48,388	51,953
Other	(5,514)	(6,409)	(11,391)	(10,758)
Total operating income	92,979	86,668	186,497	185,944
Retirement defined benefits credit—other than service costs	1,153	1,246	2,305	2,489
Interest expense, net—other than on deposit liabilities and other bank borrowings	(29,832)	(24,965)	(58,630)	(49,314)
Allowance for borrowed funds used during construction	1,295	798	2,426	1,576
Allowance for equity funds used during construction	3,772	2,470	7,073	4,879
Gain on sales of equity-method investment	—	—	—	8,123
Income before income taxes	69,367	66,217	139,671	153,697
Income taxes	14,284	13,203	29,394	31,043
Net income	55,083	53,014	110,277	122,654
Preferred stock dividends of subsidiaries	473	473	946	946
Net income for common stock	$54,610	$52,541	$109,331	$121,708
Basic earnings per common share	$0.50	$0.48	$1.00	$1.11
Diluted earnings per common share	$0.50	$0.48	$1.00	$1.11
Dividends declared per common share	$0.36	$0.35	$0.72	$0.70
Weighted-average number of common shares outstanding	109,573	109,432	109,544	109,397
Weighted-average shares assuming dilution	109,780	109,662	109,870	109,714
Net income (loss) for common stock by segment
Electric utility	$45,299	$44,135	$92,308	$90,544
Bank	20,204	17,466	38,766	41,336
Other	(10,893)	(9,060)	(21,743)	(10,172)
Net income for common stock	$54,610	$52,541	$109,331	$121,708
Comprehensive income (loss) attributable to HEI	$47,001	$(35,299)	$122,210	$(83,291)
Return on average common equity (%) (twelve months ended)			10.2	10.4

This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI filings with the SEC. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

Hawaiian Electric Company, Inc. (Hawaiian Electric) and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME DATA
(Unaudited)

	Three months ended June 30		Six months ended June 30
($ in thousands, except per barrel amounts)	2023	2022	2023	2022
Revenues	$794,191	$818,873	$1,624,552	$1,527,665
Expenses
Fuel oil	280,157	269,655	614,254	490,941
Purchased power	168,434	218,085	321,195	381,618
Other operation and maintenance	136,360	124,892	264,676	250,149
Depreciation	60,689	58,739	121,616	117,210
Taxes, other than income taxes	74,926	76,348	153,311	142,998
Total expenses	720,566	747,719	1,475,052	1,382,916
Operating income	73,625	71,154	149,500	144,749
Allowance for equity funds used during construction	3,772	2,470	7,073	4,879
Retirement defined benefits credit—other than service costs	1,048	991	2,095	1,981
Interest expense and other charges, net	(20,872)	(18,800)	(41,118)	(37,126)
Allowance for borrowed funds used during construction	1,295	798	2,426	1,576
Income before income taxes	58,868	56,613	119,976	116,059
Income taxes	13,070	11,979	26,670	24,517
Net income	45,798	44,634	93,306	91,542
Preferred stock dividends of subsidiaries	229	229	458	458
Net income attributable to Hawaiian Electric	45,569	44,405	92,848	91,084
Preferred stock dividends of Hawaiian Electric	270	270	540	540
Net income for common stock	$45,299	$44,135	$92,308	$90,544
Comprehensive income attributable to Hawaiian Electric	$45,255	$44,186	$92,219	$90,646
OTHER ELECTRIC UTILITY INFORMATION
Kilowatthour sales (millions)
Hawaiian Electric	1,480	1,506	2,910	2,954
Hawaii Electric Light	252	261	503	515
Maui Electric	262	264	517	519
	1,994	2,031	3,930	3,988
Average fuel oil cost per barrel	$122.69	$139.51	$131.48	$120.54
Return on average common equity (%) (twelve months ended)[1]			8.2	8.2
1 Simple average.
This information should be read in conjunction with the consolidated financial statements and the notes thereto in Hawaiian Electric filings with the SEC. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

American Savings Bank, F.S.B.
STATEMENTS OF INCOME DATA
(Unaudited)

	Three months ended			Six months ended June 30
(in thousands)	June 30, 2023	March 31, 2023	June 30, 2022	2023	2022
Interest and dividend income
Interest and fees on loans	$67,966	$64,842	$48,129	$132,808	$94,134
Interest and dividends on investment securities	13,775	14,637	14,693	28,412	28,677
Total interest and dividend income	81,741	79,479	62,822	161,220	122,811
Interest expense
Interest on deposit liabilities	9,661	6,837	921	16,498	1,868
Interest on other borrowings	8,852	7,721	139	16,573	144
Total interest expense	18,513	14,558	1,060	33,071	2,012
Net interest income	63,228	64,921	61,762	128,149	120,799
Provision for credit losses	43	1,175	2,757	1,218	(506)
Net interest income after provision for credit losses	63,185	63,746	59,005	126,931	121,305
Noninterest income
Fees from other financial services	5,009	4,679	4,716	9,688	10,303
Fee income on deposit liabilities	4,504	4,599	4,552	9,103	9,243
Fee income on other financial products	2,768	2,744	2,529	5,512	5,247
Bank-owned life insurance	1,955	1,425	(142)	3,380	539
Mortgage banking income	230	130	372	360	1,449
Gain on sale of real estate	495	—	—	495	1,002
Other income, net	678	801	475	1,479	847
Total noninterest income	15,639	14,378	12,502	30,017	28,630
Noninterest expense
Compensation and employee benefits	29,394	30,204	27,666	59,598	54,881
Occupancy	5,539	5,588	5,467	11,127	11,419
Data processing	5,095	5,012	4,484	10,107	8,635
Services	2,689	2,595	2,522	5,284	4,961
Equipment	2,957	2,646	2,402	5,603	4,731
Office supplies, printing and postage	1,109	1,165	1,073	2,274	2,133
Marketing	834	1,016	934	1,850	1,952
Other expense	6,152	6,191	4,850	12,343	8,899
Total noninterest expense	53,769	54,417	49,398	108,186	97,611
Income before income taxes	25,055	23,707	22,109	48,762	52,324
Income taxes	4,851	5,145	4,643	9,996	10,988
Net income	$20,204	$18,562	$17,466	$38,766	$41,336
Comprehensive income (loss)	$12,994	$36,992	$(71,369)	$49,986	$(169,940)
OTHER BANK INFORMATION (annualized %, except as of period end)
Return on average assets	0.84	0.78	0.76	0.81	0.90
Return on average equity	16.20	15.51	12.17	15.87	13.01
Return on average tangible common equity	19.40	18.73	14.20	19.07	14.95
Net interest margin	2.75	2.85	2.85	2.80	2.82
Efficiency ratio	68.18	68.62	66.52	68.40	65.32
Net charge-offs to average loans outstanding	0.14	0.14	0.00	0.14	0.01
As of period end
Nonaccrual loans to loans receivable held for investment	0.22	0.24	0.40
Allowance for credit losses to loans outstanding	1.13	1.18	1.28
Tangible common equity to tangible assets	4.3	4.3	4.9
Tier-1 leverage ratio	7.8	7.7	7.7
Dividend paid to HEI (via ASB Hawaii, Inc.) ($ in millions)	$11.0	$14.0	$12.0	$25.0	$27.0
This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI filings with the SEC. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.